UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)	33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2008, Genta Incorporated (the “Company”), entered into an Amendment of its Lease Agreement (the “Amendment”) with The Connell Company, (“Connell”), a corporation based in New Jersey, whereby the lease for one floor of the Company’s leased office space in Berkeley Heights, New Jersey was terminated; Connell will receive a termination payment of $1.3 million, comprised of the Company’s security deposits, and a future payment from the Company of $2.0 million upon the earlier of July 1, 2009 or the Company’s receipt of at least $5.0 million from a business development deal.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit on a Form 10-Q.

Item 8.01 Other Events.

On May 30, 2008, in order to conserve cash and focus on its continued clinical operations, the Company’s workforce was significantly reduced. The Company projects a one-time expense of approximately $100,000 for severance in the second quarter, and an annualized reduction in payroll expense of over $3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: June 2, 2008	By:	/s/ GARY SIEGEL
Name: Gary Siegel
Title: Vice President Finance